UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2012

GLOBAL GSM SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165929	98-0642269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

204 West Spear Street, Carson City, Nevada	98703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(775) 636-6986

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On April 11, 2012, Global GSM Solutions Inc. (the “Company”) received written consent from its board of directors and a holder of 54.42% of the Company’s voting securities to effect a stock split of the Company’s issued and outstanding shares of common stock, to a name change, and to increase the Company’s authorized capital.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on April 11, 2012, the Company received written consent from the holder of 54.42% of the Company’s voting securities, for a name change to “Gold and GemStone Mining Inc.”, and to effect a forward split of the Company’s issued and outstanding shares on a basis of 45:1. Upon effect of the forward split, the Company’s issued and outstanding shares of common stock shall increase from 7,350,000 to 330,750,000 shares of common stock, with a par value of $0.001.

The board of directors and the stockholders also approved to increase the Company’s authorized capital from 75,000,000 to 400,000,000 shares of common stock, with a par value of $0.001.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GSM SOLUTIONS INC.

/s/ Geoffrey Dart
Geoffrey Dart
President and Director

Date: April 18, 2012